NEWS ANNOUNCEMENT
FOR IMMEDIATE RELEASE

DIAMONDHEAD CASINO CORPORATION CLOSES ON FIRST $1 MILLION OF $3 MILLION CONVERTIBLE DEBENTURE OFFERING AND APPOINTS  TED ARNEAULT AS CHAIRMAN OF THE BOARD OF DIRECTORS

Diamondhead, Miss., April 2, 2014 /PRNewswire/ -- Diamondhead Casino Corporation (“DHCC”), which intends to build a casino resort on its 404-acre property in Diamondhead, Mississippi, announced today that it has appointed Ted Arneault, formerly Chairman, President & CEO of MTR Gaming Group, Inc., as Chairman of the Board of the Company and President & CEO of Casino World, Inc., a wholly-owned subsidiary of the Company and proposed developer of the Diamondhead casino site. The Company also announced today that it accepted subscriptions in Escrow in the amount of $3 million for the purchase of collateralized debentures, convertible to common stock, subject to certain events, and $1 million of that amount had been released from Escrow to the Company at the first of three intended closings. The two remaining closings are contingent upon certain events. Henley & Company, LLC acted as sole placement agent in connection with the offering.

The Company owns, through a wholly-owned subsidiary, approximately 404 acres of land in Diamondhead, Mississippi.  The property fronts Interstate 10 for approximately two miles and fronts the Bay of St. Louis for approximately two miles.  Approximately 18 million vehicles pass the site yearly. The property, which is located entirely within the recently-incorporated City of  Diamondhead, is already zoned for a casino.

In commenting on his appointment, Mr. Arneault stated: “I believe the Diamondhead  site remains one of the last, great gaming opportunities in the country. The site is recognized in the casino industry as one that is expected to grow the entire Gulf Coast market because of its sheer size and the numerous amenities it could support. I am looking forward to working with the State of Mississippi and the City of Diamondhead to create a destination resort that will bring economic benefits to the entire State as well as the City. This is a unique opportunity to be associated with a project that has the potential to become a major tourist attraction on the Gulf Coast and one of the premier resort locations in the casino industry.”

Ms. Vitale, who is stepping down as Chairman of the Board of the Company, stated: “Mr. Arneault’s addition to the Board and his extensive background, experience and expertise in the gaming industry will allow us to move this project forward. Mr. Arneault knows the casino industry, knows the Gulf Coast market, recognizes the potential of this project and, of utmost importance, has successfully taken casinos from the ground up before. I have every confidence in Mr. Arneault, who has a proven track record in the industry, to spearhead the development of this particular project. In addition, Mr. Arneault brings extensive, unrelated business experience, as well as his background as a CPA, to the Board. I am honored to have Mr. Arneault on our team and the Board and I look forward to working with him in the future.”

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

All statements, trend analysis and other information contained in this release relative to  performance, trends in operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future, there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, permitting, significant business, economic, financial, competitive, environmental, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company.  Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized. The forward-looking statements in this release reflect the opinion of the management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company.  The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and potential operations of the Company are subject to substantial risks, including but not limited to risks relating to liquidity and cash flows, including the Company’s need for additional funds to develop the Diamondhead property, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

For further information, contact:
Deborah Vitale, President
Diamondhead Casino Corporation
Office: (703) 683-6800